SHARE EXCHANGE AGREEMENT

                               BY  AND  AMONG

                          LINK2  TECHNOLOGIES,INC.

                                   AND

                            CINTEL  CO.,  LTD.

                                   AND

                     THE SHAREHOLDERS OF CINTEL CO., LTD.

                               FOR THE EXCHANGE OF

                                  CAPITAL STOCK

                                       OF

                                CINTEL CO., LTD.


                         DATED AS OF SEPTEMBER 30, 2003

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1

                            SHARE EXCHANGE AGREEMENT

     SHARE EXCHANGE AGREEMENT, dated as of September 30, 2003, by and among LINK2 TECHNOLOGIES, INC. ("LINK "), a Nevada corporation and CINTEL CO., LTD. ("CINTEL") a Korean corporation, and the SHAREHOLDERS OF CINTEL CO., LTD. ("SHAREHOLDERS").

     WHEREAS, LINK is a corporation organized under the laws of the State of Nevada and is a reporting issuer with the Securities and Exchange Commission
(SEC) pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act);

     WHEREAS, SHAREHOLDERS own 100% the issued and outstanding shares of Common Stock (the "Shares") of CINTEL; and

     WHEREAS, SHAREHOLDERS believe it is in their best interest to exchange the Shares for shares of the Common Stock, par value $.001 per share, of LINK, upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the parties desire this to be a tax-free exchange under the Internal Revenue Code;

     NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                    EXCHANGE  OF  SHARES  FOR  COMMON  STOCK

SECTION  1.1     Agreement  to  Exchange  Shares  for  Common  Stock.     On the
                 ----------------------------------------------------
Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, SHAREHOLDERS shall sell, assign, transfer, convey and deliver Shares representing 100% of the common stock of CINTEL to LINK, and LINK shall accept the Shares from the SHAREHOLDERS in exchange for the shares of Common Stock as defined below.

SECTION  1.2     Closing.     The closing of such exchange (the "Closing") shall
                 --------
take place at 10:00 a.m M.D.T on the first business day after the conditions to closing set forth in Articles VI and VII have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the location decided by the parties subsequent to the signing of this Agreement. At the Closing, SHAREHOLDERS shall deliver to LINK the stock certificates representing the Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank. In full consideration and exchange for the Shares, LINK shall deliver to SHAREHOLDERS post-reverse split shares of the Common Stock, par value $.001 per share (the "Common Stock") of LINK as follows:

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The number of shares of LINK to be issued to the SHAREHOLDERS to acquire 100% of the issued and outstanding shares of CINTEL will be 16,683,300. Immediately before the Closing, CINTEL will provide to LINK a full and complete list of all shares to be issued at the Closing, and all shares to be reserved for issuance. Provided that CINTEL delivers stock certificates endorsed by SHAREHOLDERS representing 100% of CINTEL 's issued and outstanding shares, the Closing shall take place;, provided however that if closing has not occurred by October 30, 2003, either CINTEL or LINK may terminate this Agreement by written notice to the other parties, and no party shall be liable for any damages.

                                  ARTICLE  II

                      REPRESENTATIONS AND WARRANTIES OF CINTEL
                                AND SHAREHOLDERS

     CINTEL  and  SHAREHOLDERS  hereby  represent, warrant and agree as follows:

SECTION  2.1     Corporate  Organization.
                 ------------------------

a. CINTEL is a corporation duly organized, validly existing and in good standing under the laws of Korea, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by CINTEL or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of CINTEL (a "CINTEL Material Adverse Effect");

b. Copies of the Articles of Incorporation and By-laws of CINTEL, with all amendments thereto to the date hereof, have been furnished to LINK, and such copies are accurate and complete as of the date hereof. The minute books of CINTEL are current as required by law, contain the minutes of all meetings of the Board of Directors from date of incorporation to this date, and adequately reflect all material actions taken by the Board of Directors of CINTEL.

SECTION  2.2     Capitalization  of the Company     The authorized capital stock
                 ------------------------------
of CINTEL consists of 50,000,000 shares of common stock $0.42 par value per share. As of the closing, CINTEL will have 5,061,100 shares issued, all of which will be duly authorized and validly issued, and fully paid and non-assessable.

SECTION  2.3     Subsidiaries  and  Equity  Investments.  Except  as  listed  on
                 --------------------------------------
Schedule 2.3, CINTEL has no subsidiaries or equity interest in any corporation, partnership or joint venture.

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SECTION  2.4     Authorization  and  Validity  of  Agreements.  CINTEL  has  all
                 --------------------------------------------
corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CINTEL and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of CINTEL are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

SECTION  2.5     No  Conflict  or  Violation.     The  execution,  delivery  and
                 ---------------------------
performance of this Agreement by CINTEL and SHAREHOLDERS does not and will not violate or conflict with any provision of the Articles of Incorporation or By-laws of CINTEL, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which CINTEL or SHAREHOLDERS is a party or by which any of them is bound or to which any of its or their respective properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of CINTEL, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which CINTEL is bound.

SECTION  2.6     Consents  and  Approvals     Schedule 2.6 sets forth a true and
                 ------------------------
complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required in connection with the execution and delivery of this Agreement by CINTEL and SHAREHOLDERS or the performance by CINTEL and SHAREHOLDERS of its or their obligations hereunder.

SECTION  2.7     Financial Statements.  CINTEL was incorporated in Korea on June
                 --------------------
1997 and commenced operations at that time. CINTEL will furnish to LINK, on or before ten (10) days prior to closing, unaudited financial statements and on or before sixty (60) days following to closing, audited financial statements for the year ended December 31, 2002 or as of the end of the most recent fiscal year if such date is different, and for the current period (the financial statements being hereinafter referred to as the "Financial Statements"). The Financial Statements, including the notes thereto will be:

i.     prepared  in  accordance  with  generally accepted accounting principles;

ii. present fairly, in all material aspects, the financial position, results of operations and changes in financial position of CINTEL , as of such date and for the periods then ended;

iii. are complete, correct and in accordance with the books of account and records of CINTEL ;

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iv.     can  be  reconciled  with  the  financial  statements  and the financial records maintained and the accounting methods applied CINTEL for federal income tax purposes; and

v.     contain  all  entries  recommended  by  CINTEL  's  Accountants.

SECTION  2.8     Absence  of  Certain  Changes or Events.     Since December 31,
                 ---------------------------------------
2002  and  except  as  set  forth  on  Schedule  2.8:

(a) CINTEL has operated in the ordinary course of business consistent with past practice and there has not been any material adverse change in the assets, properties, business, operations, prospects, net income or conditions financial or otherwise of CINTEL. CINTEL does not know or has reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of CINTEL;

(b) There has not been any substantive change in any method of accounting or accounting practice of CINTEL;

(c) There has not been any declarations, setting aside or payment of dividends or distributions with respect to shares of CINTEL or any redemption, purchase or other acquisition of any other CINTEL 's securities; and

(d) There has not been an increase in the compensation payable or to become payable to any director or officer of CINTEL.

SECTION  2.9     Tax Matters.     All returns, reports, or information return or
                 -----------
other document (including any relating or supporting information) required to be filed before the Closing in respect of CINTEL has been filed, and CINTEL has paid, accrued or otherwise adequately reserved for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has adequately reserved for the payment of all Taxes with respect to periods ended on or before the Closing for which tax returns have not yet been filed. All Taxes of CINTEL have been paid or adequately provided for, and CINTEL knows of no proposed additional tax assessment against CINTEL not adequately provided for in the Financial Statements. No deficiency for any Taxes has been asserted or assessed by a taxing authority against CINTEL, there is no outstanding audit examination, deficiency or refund litigation with respect to any Taxes of CINTEL. In the ordinary course, CINTEL makes adequate provision on its books for the payment of Taxes (including for the current fiscal period) owed by CINTEL. CINTEL has not executed an extension or waiver of any statute of limitations on the assessment or collection of tax that is currently in effect.

     "Taxes" shall, for purposes of this Agreement, mean all taxes however denominated, including any interest, penalties or addition to tax that may become payable in respect thereof,

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imposed by any governmental body which taxes
shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, receipts taxes, occupations taxes, real and personal property taxes, stamp taxes, transfer taxes, workman's compensation taxes and any other obligation of the same or a similar nature.

SECTION 2.10.     Absence of Undisclosed Liabilities.     Except as set forth on
                  ----------------------------------
Schedule 2.10 CINTEL has no indebtedness or liability, absolute or contingent, known or unknown, which is not shown or provided for on the balance sheet of CINTEL as of that date included in the Financial Statements other than liabilities incurred or accrued in the ordinary course of business since December 31, 2002. Except as shown in such balance sheets or in the notes to the Financial Statements, CINTEL is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person.

SECTION  2.11     Interests  in  Real Property.     Except as listed on Schedule
                  -----------------------------
2.11,  CINTEL  does  not  own  any  item  of  real  property.

SECTION  2.12     Personal  Property     CINTEL  owns  all  personal  property
                  ------------------
("Personal Property") purported to be owned by it as of the date hereof, in each case free and clear of all Liens, except for those Liens described in Schedule
2.12. All of the Personal Property owned or leased by, and commonly used or necessary for or in the operations of CINTEL: (i) is in such operating condition repair as may be necessary to carry on the business of CINTEL as it is now being conducted, subject only to ordinary wear and tear; and (ii) is sufficient, in the aggregate, for all purposes of the business of CINTEL.

SECTION  2.13     Licenses,  Permits  and Governmental Approvals.     CINTEL has
                  ----------------------------------------------
all licenses, permits, franchises, authorizations and approvals issued or granted to CINTEL by any federal, state or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "Licenses and Permits"), required to operate its business now being conducted. Each License and Permit is valid and in full force and effect, and, to CINTEL 's best knowledge, is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such License and Permit invalid in any respect. The Licenses and Permits are sufficient and adequate in all material respects to permit the continued lawful conduct of CINTEL 's business in the manner now conducted and as has been proposed by CINTEL to be conducted. Except as set forth in Schedule 2.13, no such License and Permit will in any way be affected by, or terminate or lapse by reason of the transactions contemplated by this Agreement.

SECTION  2.14     Compliance  with  Law.     The  operations of CINTEL have been
                  ----------------------
conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over CINTEL and its assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, equal opportunity, health, environmental protection, architectural barriers to the handicapped, fire, zoning and building and

                                     5

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occupation safety except where such
non-compliance would not have a CINTEL Material Adverse Effect. CINTEL has not received notice of any violation of any such law, regulation, order or other legal requirement, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to CINTEL or any of its assets, properties or operations.

SECTION  2.15.     Litigation.     Except  as  set forth on Schedule 2.15, there
                   -----------
are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the best of the CINTEL 's knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against CINTEL or any of its officers, directors, employees, agents or affiliates involving, affecting or relating to any assets, properties or operations of CINTEL or the transactions contemplated by this Agreement, nor is any basis known to it for any such action, suit, proceeding or investigation. Schedule 2.15 sets forth a list and a summary description of all such pending actions, suits, proceedings, disputes or investigations. Neither CINTEL nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any country, judicial, state or local court or governmental or regulatory authority or arbitrator, that would have a CINTEL Material Adverse Effect on its assets, properties, operations, prospects, net income or financial condition or which would or might interfere with the transactions contemplated by this Agreement.

SECTION  2.16     Contracts.     Schedule  2.16  sets  forth a true and complete
                  ----------
list of all material contracts, agreements and other instruments to which CINTEL is a party or otherwise relating to or affecting any of its assets, properties or operations, including, without limitation, all written or oral, express or implied, material, (a) contracts, agreements and commitments not made in the ordinary course of business; (b) purchase and supply contracts; (c) contracts, loan agreements, repurchase agreements, mortgages, security agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit; (d) leases and subleases of real or personal property; (e) agreements and other arrangements for the sale of any assets other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights; (f) contracts or commitments limiting or restraining CINTEL from engaging or competing in any lines of business or with any person, firm, or corporation; (h) partnership and joint venture agreements; and (i) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements and documents are hereinafter referred to collectively as the "Commitments" and individually as a "Commitment"). Each Commitment is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof. CINTEL has performed all obligations required to be performed by it to date under, and is not in default in respect of, any Commitment, and to CINTEL 's best knowledge no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the best of CINTEL 's knowledge, no other party to any Commitment is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

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SECTION 2.17     Employee Plans.     Schedule 2.17 lists every pension, savings,
                 --------------
retirement, severance health, insurance or other employee benefit plan (collectively referred to herein as the "Plans") which CINTEL maintains, or has any obligation to contribute to and CINTEL is in compliance with such plans.

SECTION  2.18     Insurance.     Schedule  2.18  lists  the  insurance  and  the
                  ----------
aggregate coverage amount and type and generally applicable deductibles of all policies of title, liability, fire, casualty, business interruption, workers' compensation, disability and other forms of insurance insuring the properties, assets and operations of the business of CINTEL. Except as set forth in
Schedule 2.18, all such policies and bonds are in full force and effect, underwritten by financially sound and reputable insurers (to CINTEL 's best knowledge) and sufficient for all applicable requirements of law and will not in any way be effected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement. CINTEL is not in material default under any provisions of any such policy of insurance and has not received notice of cancellation of any such insurance. Except as set forth in
Schedule 2.18, there is no claim by CINTEL pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

SECTION  2.19     Environmental  Matters.     CINTEL has obtained and maintained
                  ----------------------
in effect all licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to the protection of the environment ("Environmental Laws") and is in compliance with all Environmental Laws and with all such licenses, permits and authorizations except where the failure to comply would not have a CINTEL Material Adverse Effect. CINTEL has not performed or suffered any act which could give rise to, or has otherwise incurred liability to any person (governmental or not) under any Environmental Laws, nor has CINTEL received notice of any such liability or any claim therefor.

SECTION  2.20     Labor  Matters.
                  ---------------

     a.     Except  as  set  forth  in  Schedule  2.20,  as  of the date hereof:

i. CINTEL is not a party to any outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission;

ii. CINTEL is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law);

iii. CINTEL is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by CINTEL nor does CINTEL know of any activities or proceedings of any labor union to organize any such employees. CINTEL has not breached or otherwise failed to comply with any provisions of any employment or labor

                                   7

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agreement, and there are no grievances
outstanding  thereunder.

     b.     Except  as  set  forth  in  Schedule  2.20:

i. CINTEL is in compliance in all material respects with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment;

ii     There  is  no  unfair  labor  practice  charge  or  complaint  pending;

iii There is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to CINTEL 's best knowledge, threatened against or affecting CINTEL , and CINTEL has not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of CINTEL since December 31, 2002;

iv There are no charges with respect to or relating to CINTEL pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices;

v CINTEL has received no formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of CINTEL and no such investigation is in progress.

SECTION  2.21     Disclosure.     This  Agreement,  the schedules hereto and any
                  ----------
certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of CINTEL in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

SECTION  2.22     Survival.     Each  of  the representations and warranties set
                  ---------
forth in this Article II shall be deemed represented and made by CINTEL at the Closing as if made at such time and shall survive the Closing for a period terminating on the first anniversary thereof.

                                 ARTICLE  III

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

The  SHAREHOLDERS  hereby  represent,  warrant  and  agree  as  follows:

SECTION  3.1     Title  to  Shares.     SHAREHOLDERS  will  have at the Closing,
                 ------------------
valid and marketable title to all of the Shares, free and clear of any liens, claims, charges, security interests

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

or other legal or equitable encumbrances, limitations or restrictions.

SECTION  3.2     Authorization  and  Reliability  of  Agreement.  Each  of  the
                 ----------------------------------------------
SHAREHOLDERS has the power to enter into this Agreement and to carry out the obligations hereunder. This Agreement has been duly executed by SHAREHOLDERS, or their authorized representatives, and constitutes the valid and binding obligation of SHAREHOLDERS and is enforceable against SHAREHOLDERS in accordance with its terms.

SECTION  3.3     Investment  Representation.     SHAREHOLDERS  are acquiring the
                 ---------------------------
shares of Common Stock of LINK for their own account and have no present arrangement or agreement for the sale, pledge or hypothecation of the shares of Common Stock of LINK to any person or firm and SHAREHOLDERS have acknowledged, pursuant to separate representation agreement, that they are acquiring the shares of Common Stock of LINK in good faith for the purposes of investment, that the shares of Common Stock of LINK have not been registered under the Securities Act of 1933, as amended, and that they have agreed to the placement of a restrictive legend thereon.

                                   ARTICLE IV

                   REPRESENTATIONS  AND  WARRANTIES  OF  LINK

LINK  represents  warrants  and  agrees  as  follows:

SECTION  4.1     Corporate  Organization
                 -----------------------

(a) LINK is a corporation duly organized, validly existing and in good standing
Under the laws of the State of Nevada, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted, and is duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted by LINK or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of LINK (a "LINK Material Adverse Effect").

(b) Copies of the Articles of Incorporation and By-laws of LINK, with all amendments thereto to the date hereof, have been furnished to SHAREHOLDERS and CINTEL, and such copies are accurate and complete as of the date hereof. The minute books of LINK are current as required by law, contain the minutes of all meetings of the Board of Directors, committees of the Board of Directors from the date of incorporation to this date, and adequately reflect all material actions taken by the Board of Directors and committees of the Board of Directors of LINK.

SECTION  4.2     Capitalization  of  LINK;  Title  to  the  Shares.
                 -------------------------------------------------

     (a) The authorized capital stock of LINK consists of 50,000,000 shares of Common Stock, par value $.001 per share, of which 21,077,500 shares are outstanding as of the date hereof (the "LINK Shares"). All of the outstanding shares of capital stock have been duly authorized and validly issued, and are fully paid and nonassessable and no personal liability attaches to the ownership thereof. The LINK Shares are the sole outstanding shares of capital stock of LINK, and there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any of the shares of capital stock or any unissued or treasury shares of capital stock of LINK. A certified copy of LINK's Shareholder list as of the date hereof is annexed hereto as Schedule 4.2.

     (b) As of the Closing, LINK will have cancelled 11,827,500 restricted shares of common stock leaving 9,250,000 pre-reverse split shares of common stock issued and outstanding other than the shares being issued to the shareholders of CINTEL pursuant to this Agreement. Prior to Closing, LINK shall cause a 2 for 5 reverse split of the 9,250,000 shares issued and outstanding and issue 16,683,300 post-split shares to the SHAREHOLDERS of CINTEL causing 20,383,300 post-split shares of common stock to be issued and outstanding following the Closing.

SECTION  4.3     Subsidiaries and Equity Investments.  LINK has no subsidiaries.
                 -----------------------------------

SECTION  4.4     Authorization  and  Validity  of  Agreements.     LINK  has all
                 --------------------------------------------
corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by LINK and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of LINK are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

SECTION  4.5     No  Conflict  or  Violation.  The  execution,  delivery  and
                 ----------------------------
performance of this Agreement by LINK does not and will not violate or conflict with any provision of the Articles of Incorporation or By-laws of LINK, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which LINK is a party or by which it is bound or to which any of its respective properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of LINK, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which LINK is bound.

SECTION 4.6     Consents and Approvals.     No consent, waiver, authorization or
                -----------------------
approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, is required in connection with the execution and delivery of this Agreement by LINK or the performance by LINK of its obligations hereunder.

SECTION  4.7     Financial  Statements.  LINK has heretofore furnished to CINTEL
                 ---------------------
and  SHAREHOLDERS:

(a) audited financial statements as of and for the years ended on December 31, 2001 and December 31, 2002, and the unaudited financial statements for the period ended June 30, 2003 (the "Financial Statements"). The Financial Statements, including the notes hereto:

i. were prepared in accordance with generally accepted accounting principles;

ii. present fairly, in all material respects, the financial position, results of operations and changes in financial position of LINK as of such dates and for the periods then ended;

ii. are complete, correct and in accordance with the books of account and records of LINK;

iv. can be reconciled with the financial statements and the financial records maintained and the accounting methods applied by LINK for federal income tax purposes; and

v.     contain  all  entries  recommended  by  LINK  's  Accountants.

SECTION  4.8.     Absence of Certain Changes or Events.     Since June 30, 2003,
                  ------------------------------------

a. LINK does not know or has reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of LINK;

b. There has not been any substantive change in any method of accounting or accounting practice of LINK;

c. There have not been any declarations, setting aside or payment of dividends or distributions with respect to shares of LINK or any redemption, purchase or other acquisition of any other LINK's securities; and

d. There has not been increase in the compensation payable or to become payable to any director or officer of LINK.

SECTION  4.9     Tax Matters.     All returns, reports, or information return or
                 -----------
other document

(including any relating or supporting information) required to be filed before the Closing in respect of LINK has been filed, and LINK has paid, accrued or otherwise adequately reserved for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has adequately reserved for the payment of all Taxes with respect to periods ended on or before the Closing for which tax returns have not yet been filed. All Taxes of LINK have been paid or adequately provided for and LINK knows of no proposed additional tax assessment against LINK not adequately provided for in the Financial Statements. No deficiency for any Taxes has been asserted or assessed by a taxing authority against LINK, there is no outstanding audit examination, deficiency or refund litigation with respect to any Taxes of LINK. In the ordinary course, LINK makes adequate provision on its books for the payment of Taxes (including for the current fiscal period) owed by LINK. LINK has not executed an extension or waiver of any statute of limitations on the assessment or collection of tax that is currently in effect.

Taxes shall for purposes of this Agreement mean all taxes however denominated, including any interest, penalties or addition to tax that may become payable in respect thereof, imposed by any governmental body which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, receipts taxes, occupations taxes, real and personal property taxes, stamp taxes, transfer taxes, workman's compensation taxes and any other obligation of the same or a similar nature.

Schedule 4.9 sets forth an accurate and complete list of all tax loss carry-forwards.

SECTION  4.10     Absence  of  Liabilities.  LINK  has  no  indebtedness  or
                  -------------------------
liability, absolute or contingent, known or unknown, of any kind or nature not shown or provided for in the most recent Financial Statement. LINK is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person, except endorsements in the ordinary course of business in connection with the deposit of items for collection. As of the Closing, LINK will have 3,700,000 shares of common stock issued and outstanding other than the shares being issued to the shareholders of CINTEL pursuant to this Agreement. LINK will have no indebtedness, accounts payable or other liabilities in excess of an aggregate of $100 as of the Closing.

SECTION  4.11     Interests in Real Property.     LINK does not own or lease any
                  ---------------------------
real  property.

SECTION  4.12     Personal Property.     LINK does not own or lease any personal
                  ------------------
property (including properties that may be deemed to be a mix of personal property and Real Property, ("Personal Property").

SECTION  4.13     Licenses, Permits and Governmental Approvals.     LINK owns no
                  --------------------------------------------
leases,  licenses,  permits,  franchises,  authorizations  or  approvals.

SECTION  4.14     Litigation.     There  are  no  claims,  actions,  suits,
                  ----------
proceedings, labor disputes or investigations pending or, to the best of the LINK 's knowledge, threatened before any federal, state or local court or
governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against LINK or any of its officers, directors, employees, agents or affiliates involving, affecting or relating to any assets, properties or operations of LINK or the transactions contemplated by this Agreement, nor is any basis known to LINK for any such action, suit, proceeding or investigation. Neither LINK nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, that would have a LINK Material Adverse Effect on its assets, properties, operations, prospects, net income or financial condition or which would or might interfere with the transactions contemplated by this Agreement.

SECTION  4.15     Contracts.     Other  than this Agreement, LINK is not a party
                  ----------
to  any  agreement.

SECTION  4.16     Investment  Intent.     The  Shares will be acquired hereunder
                  -------------------
solely for the account of LINK, for investment, and not with a view to the resale or distribution thereof.

SECTION  4.17     SEC  Matters.     LINK  has  filed  with  the  SEC all reports
                  -------------
(collectively, the "SEC Documents") required to be filed by reporting companies pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, each as in effect on the date so filed, and at the time filed with the SEC none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of LINK included in the SEC Documents comply as of their respective dates as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except in the case of the unaudited statements, as permitted by Form 10-QSB under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of LINK as at the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). LINK has complied with all laws, rules and regulations applicable to the issuance of its shares of common stock.

SECTION  4.18     Disclosure.     This  Agreement,  the schedules hereto and any
                  -----------
certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of LINK in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

SECTION  4.19     Survival.     Each  of  the representations and warranties set
                  ---------
forth in this Article IV shall be deemed represented and made by LINK at the Closing as if made at such time and shall survive the Closing for a period terminating on the first anniversary hereof.

                                 ARTICLE  V

                                  COVENANTS

SECTION  5.1     Certain Changes and Conduct of Business.     From and after the
                 ---------------------------------------
date of this Agreement until the Closing, LINK shall engage in no activities other than those in conformity with this Agreement.

SECTION  5.2     Access to Properties and Records.     CINTEL shall afford LINK,
                 ---------------------------------
and LINK shall afford to CINTEL 's accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.2 shall affect any representation or warranty of or the conditions to the obligations of any party.

SECTION  5.3     Public  Announcement.      No  more  than  fifteen  (15)  days
                 ---------------------
following the Closing Date, LINK, with the assistance of CINTEL, shall file with the SEC a Form 8-K describing the share exchange transaction. Unless otherwise required by applicable law or approved by both LINK and CINTEL, the parties hereto shall consult with each other before issuing any other notice or press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

SECTION  5.4     Resignations  of LINK 's Officers and Directors     On the date
                 -----------------------------------------------
of the Closing, LINK shall receive the resignations of all officers and directors of LINK and LINK shall have caused such persons as directed by CINTEL to be appointed to LINK as officers and directors of LINK .

SECTION 5.5 As promptly as practicable, after closing, CINTEL will file an amended list of officers and directors with the State of Delaware.

                                   ARTICLE VI

                            CONDITIONS  TO  CLOSING

SECTION 6.1 The respective obligations of each party to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which be waived, in whole or in part, to the extent permitted by applicable law.

a. The obligations of LINK to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

(i) Each of the representations and warranties of CINTEL contained in this Agreement shall be true and correct in all material respects as of the Closing, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. LINK shall have received a certificate of the principal executive officer of CINTEL to such effect.

(ii) CINTEL shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. LINK shall have received a certificate of the principal executive officer of CINTEL to such effect.

b. The obligations of CINTEL to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

(i) Each of the representations and warranties of LINK contained in this Agreement shall be true and correct in all material respects as of the Closing, except, that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. CINTEL shall each have received a certificate of the principal executive officer of LINK to such effect.

(ii) LINK shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. CINTEL shall have received a certificate of the principal executive officer of LINK to such effect.

(iii) The Officers and Directors of LINK shall have submitted their resignation as such officers and directors, which resignations shall be in form and substance satisfactory to CINTEL, and shall duly appoint the nominees of Shareholders and officers and directors of LINK.

(iv) LINK shall have effectuated a two (2) for five (5) reverse share split of its issued and outstanding common stock.

(v) CINTEL shall have received the consent to this Agreement from one hundred percent (100%) of its shareholders.

(vi) LINK shall deliver to CINTEL a certified copy of its shareholder list dated as of the closing, and a copy of its instruction letter to its transfer agent authorizing the issuance of the shares to be issued pursuant to this Agreement.

(vii) LINK's common stock shall be trading on the OTC Bulletin Board without extension on its symbol.

                                   ARTICLE VII

                            MISCELLANEOUS  PROVISIONS

SECTION  7.1     Survival  of  Provisions.     The  respective  representations,
                 ------------------------
warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the-consummation of the transactions contemplated by this Agreement. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

SECTION  7.2     Successors  and  Assigns     No Third-Party Beneficiaries. This
                 ------------------------
Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party.

SECTION 7.3     Fees and Expenses.     Except as otherwise expressly provided in
                -----------------
this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

SECTION 7.4     Entire Agreement.     This Agreement, together with the exhibits
                ----------------
hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

SECTION  7.5     Counterparts.     This Agreement may be executed simultaneously
                 -------------
in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   LINK  2  TECHNOLOGIES  INC.


          				     By:   /s/ Robert Sawatsky
                				     ------------------------------
                                         Robert  Sawatsky,  President

                                    CINTEL  CO.  LTD.


                                    By:   /s/ Sangdon Kim
                                          ----------------------------------
                                          Sangdon  Kim,  President